EXHIBIT 4.4

                             SECOND AMENDMENT TO
                      2000 SECURITIES PURCHASE AGREEMENT
                      ----------------------------------

      SECOND AMENDMENT TO 2000 SECURITIES PURCHASE AGREEMENT, dated as of July 25, 2001, by and among uniView Technologies Corporation, a Texas corporation (the "Company"), and the purchasers named on the signature pages hereto (the "Purchasers").


                            PRELIMINARY STATEMENT
                            ---------------------
      The Company and the Purchasers heretofore entered into that one certain 2000 Securities Purchase Agreement, Note, Registration Rights Agreement, Trademark Security Agreement and related documentation dated as of December 8, 2000 (the "Agreement"), as well as a First Amendment to the Agreement dated as of March 16, 2001.

      The Company desires to obtain funds by issuing to the Purchasers additional promissory notes and warrants to purchase common stock, and the Purchasers have indicated that each desires to purchase such securities, subject to the terms and conditions set forth in the Agreement, as modified by the First Amendment and as further modified by this amendment (the "Second Amendment.")

      ACCORDINGLY, in consideration of the preceding preliminary statement and the mutual agreements, covenants, representations and warranties contained in the Agreement, the First Amendment and this Second Amendment, the parties hereto, intending to be legally bound, now agree as follows:


                            STATEMENT OF AGREEMENT
                            ----------------------
      The terms of the Agreement and the First Amendment shall control all aspects of the transaction contemplated by this Second Amendment, except as otherwise expressly modified by this Second Amendment.


 2000 Securities Purchase Agreement:


      ARTICLE 1.  CERTAIN DEFINITIONS.

      "Note" and "Notes" both mean, as the context requires, the promissory notes to be made by the Company payable to the Purchasers, such Notes being in the aggregate original principal amount of up to $2,000,000, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

      "Documents" means the Agreement, the First Amendment, the Second Amendment, the Registration Rights Agreement, any security agreement securing the indebtedness, and the Securities, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

      The remaining definitions of this section remain unchanged.


      ARTICLE 2.  ISSUANCE OF SECURITIES.

           Section 2.1 Closing. The closing contemplated by this Second Amendment (the "Closing") shall take place at the offices of the Company on July 25, 2001 or on such other date or at such other time as the issuance of the Securities and the payment of the Purchase Price therefor shall actually occur (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser the Note and the Warrant subscribed for by such Purchaser as noted on the signature page hereof, each registered in the name of such Purchaser, against payment of the Purchase Price therefor. At the Closing, the Purchase Price shall be paid in good funds by wire transfer, less a one percent (1%) commitment fee and a four percent (4%) loan origination fee payable to Purchaser, and reasonable out of pocket expenses, if any.

           Section 2.2 remains unchanged.


      ARTICLE 3.  PURCHASERS' REPRESENTATIONS AND WARRANTIES.

      Each Purchaser hereby affirms all representations and warranties made under this section in the Agreement to be current and applicable to the transaction contemplated by this Second Amendment as of the date hereof and as of the Closing Date.

      Each Purchaser agrees that its aggregate sales of the Company's common stock during any seven (7) day period will not exceed the average daily sales volume of all the shares of the Company's common stock during the immediately preceding thirty (30) day period.


      ARTICLE 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES.

      The Company hereby affirms all representations and warranties made under this section in the Agreement to be current and applicable to the transaction contemplated by this Second Amendment as of the date hereof and as of the Closing Date.

      The Company further undertakes to pay by wire transfer all interest payments due Purchaser each month under the Note;


      ARTICLE 5.  PURCHASERS' CONDITIONS TO CLOSING.

      Each Purchaser's obligation to purchase and pay for Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction, on or before the Closing Date, of each of the following conditions:

           Section 5.1   Expiration  Date.    The  Closing  Date  shall  have
 occurred on or before July 25, 2001.

           Section 5.2 remains unchanged.

           Section 5.3 Registration Rights Agreement. Section 4 of the Registration Rights Agreement between the parties, dated as of December 8, 2000, shall remain unchanged for the Registrable Securities of the 2000 Securities Purchase Agreement dated as of December 8, 2000. Section 4 of the Registration Rights Agreement between the parties, dated as of December 8, 2000, shall be adopted herein for purposes of this Second Amendment to read as follows:

 Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 of the Registration Rights Agreement, the following shall apply:

           (1) The Company shall prepare and file a registration statement under the Securities Act relating to the Registrable Securities of this Second Amendment to be offered as soon as practicable, but in no event later than thirty (30) days after the date of this Second Amendment to 2000 Securities Purchase Agreement, and use its best efforts to cause the same to become effective as promptly as practicable.

           (2) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until Purchasers have completed the sales or distribution described in such registration statement relating thereto or, if earlier, until such Registrable Securities may be sold under Rule 144;

           (3) The Company shall furnish to the Purchasers and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Purchasers or such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

           (4) The Company shall immediately notify the Selling Purchasers in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 of the Registration Rights Agreement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) above and at the request of the Selling Purchasers (subject to Section 3 of the Registration Rights Agreement) promptly prepare and furnish to the Selling Purchasers a number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such
 Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

           (5) The Company shall list all such Registrable Securities covered by such registration on each national securities exchange and United States inter-dealer quotation system on which a class of common equity securities of the Company is then listed, with expenses in connection therewith to be paid in accordance with Section 3 of the Registration Rights Agreement; and

           (6) The Company shall furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Purchasers or the underwriters with expenses therewith to be paid in accordance with Section 3 of the Registration Rights Agreement.

           Sections 5.4 through 5.8 remain unchanged.


      ARTICLES 6, 7, 8 and 9 remain unchanged.


 Trademark Security Agreement:

      The title and first paragraph of the Trademark Security Agreement executed on December 8, 2000 as part of the 2000 Securities Purchase transaction shall be amended to read as follows:

                  "TRADEMARK AND ROYALTY SECURITY AGREEMENT
                   ----------------------------------------
      The undersigned, uniView Technologies Corporation, a Texas corporation ("Company"), having its offices at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248 for value received, hereby grants unto Sagemark Capital, L.P. ("Creditor") a security interest in all Curtis Mathes trademarks and service marks owned by the Company (including, without limitation, Registration No. 1,328,184 dated April 2, 1985; Registration No. 2,189,394 dated September 15, 1998; Registration No. 2,199,717 dated October 27, 1998; and Registration No. 2,199,717 dated October 27, 1998), along with the goodwill of Company's business connected with and symbolized by the above-mentioned trademarks, service marks, trade names and packages or trade dress; and the Company further assigns to the Creditor, as collateral security for the payment of the Company's Obligations hereunder, all royalties accruing under any license agreement for use of the Curtis Mathes trademarks, service marks, trade names and packages or trade dress and specifically a direct assignment of the royalty payments from Avmark, Inc. The Company shall sign and deliver to Creditor such further documents as may be necessary to perfect Creditors security interest hereunder."

      Paragraph 1 of the Trademark Security Agreement shall be amended to read as follows

      "1. INDEBTEDNESS SECURED: This Agreement (and other similar agreements) secures the Company's obligations ("Obligations"), up to an aggregate amount of Two Million Dollars ($2,000,000), under certain 14% Promissory Notes dated as of December 8, 2000, as the same may be amended, modified or supplemented from time to time, executed by the Company, and delivered to certain Purchasers of the Company's securities pursuant to a 2000 Securities Purchase Agreement dated as of December 8, 2000, of which Creditor herein is one. All rights of the Creditor granted in this Agreement are pari passu with the rights of the holders of all other 14%
 Promissory Notes issued by the Company pursuant to that certain 2000 Securities Purchase Agreement, dated as of December 8, 2000, by and among the Company and the Purchasers named therein (as amended, supplemented, restated or otherwise modified from time to time, the "Purchase Agreement").
  This Agreement shall continue in full force and effect until terminated in accordance with the provisions of paragraph 9 hereof."

      Said Trademark Security Agreement shall in all other respects remain unchanged.


      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year specified at the beginning hereof.

                               UNIVIEW TECHNOLOGIES CORPORATION


                               By:  /s/  Billy J. Robinson
                               ----------------------------------------------
                               Billy J. Robinson, Vice President



                                ACKNOWLEDGMENTS
                                ---------------
      In order to induce uniView Technologies Corporation (the "Company") to accept the foregoing Second Amendment of the Agreement between the parties, the Purchaser expressly acknowledges that all of its acknowledgments previously made in the Agreement to be current and applicable to the transaction contemplated by this Second Amendment as of the date hereof and as of the Closing Date.
                               PURCHASER:  Sagemark Capital, L.P.



                               /s/  Frank DeLape
                               ----------------------------------------------
                                    (Signature)

                               Sagemark Capital, L.P.
                               By: Sagemark Management, LLC, General Partner Print Name: Frank DeLape
                               Title: Authorized Member


 Principal Amount of Notes Purchased by this Second Amendment: $500,000 Corresponding Warrant exercisable for 250,000 underlying shares, exercisable for five (5) years at $4.00 per share.
 Principal Place of Business: 700 Gemini, Suite 104, Houston, TX 77058 Federal Tax ID Number: